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                                                                   Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the following Registration Statements of Post Properties, Inc. of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K:

Form S-3 (No. 33-81772)
Form S-3 (No. 333-47399)
Form S-3 (No. 333-80427)
Form S-3 (No. 333-44722)
Form S-8 (No. 333-62243)
Form S-8 (No. 33-00020)
Form S-8 (No. 333-94121)
Form S-8 (No. 333-38725)
Form S-8 (No. 333-02374)
Form S-8 (No. 333-107092)
Form S-8 (No. 333-107093)


PricewaterhouseCoopers LLP
Atlanta, Georgia
March 15, 2005